      As filed with the Securities and Exchange Commission on July 8, 1994
                                                    Registration No. 33-________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                               NASH-FINCH COMPANY
             (Exact name of registrant as specified in its charter)

       DELAWARE                                                  41-0431960
(State of incorporation)                                     (I.R.S. Employer
                                                            Identification No.)

                              --------------------
                            7600 France Avenue South
                                  P.O. Box 355
                       Minneapolis, Minnesota  55440-0355
                                 (612) 832-0534
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                              --------------------

                               NASH-FINCH COMPANY
                            1994 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                              --------------------
                             NORMAN R. SOLAND, ESQ.
                            VICE PRESIDENT, SECRETARY
                               AND GENERAL COUNSEL
                               NASH-FINCH COMPANY
                            7600 FRANCE AVENUE SOUTH
                                  P.O. BOX 355
                       MINNEAPOLIS, MINNESOTA  55440-0355
                                 (612) 832-0534
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                       ----------------------------------

        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                             Proposed            Proposed
Title of                                     maximum             maximum                  Amount of
securities to be         Amount to be        offering price      aggregate                registration
registered               registered (1)      per share(2)        offering price(2)        fee
- -----------------------------------------------------------------------------------------------------------
Common Stock,
par value $1.66-2/3
per share. . . . .       645,296 shares      $17                 $10,970,032              $3,785
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. Such calculation is based on the average between the high and low reported sales prices of the Registrant's Common Stock on July 5, 1994 on the national over-the-counter market, as reported by the NASDAQ National Market System.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:
(1) the Company's Annual Report on Form 10-K for the year ended January 1, 1994 (File No. 0-785) (2) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 1994; (3) the description of the Company's Common Stock contained in its Registration Statement on Form 10 (File No. 0-785); and (4) the description of the common stock purchase rights contained in the Company's Registration Statement on Form 8-A (File No. 0-785).

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     The description of the Company's Common Stock, and the common stock purchase rights attached thereto, to be offered pursuant to this Registration Statement have been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in nonderivative suits for expenses (including attorney's fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Indemnification of expenses (including attorney's fees) is authorized in stockholder derivative suits where such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and so long as he had not been found liable to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deemed proper. Section 145 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     Article XV of the Company's Restated Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that personal liability shall not be eliminated or limited to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, dealing with the unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction in which the director received an improper personal benefit. In addition, the personal liability of directors is further limited to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time.

     Article V of the Company's Restated Bylaws, as amended (the "Bylaws"), provides that directors, officers and employees, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company, shall be indemnified by the Company against reasonable expenses incurred in connection with or resulting from any claim, action, suit or proceeding, civil or criminal, in which such person may be involved by reason of any action taken or not taken in such person's capacity as a director, officer or employee of the Company, provided that such person acted in good faith in what was reasonably believed to be in the best interests of the Company, and, with respect to criminal proceedings, reasonably believed that such conduct was lawful. Article V of the Bylaws further provides that directors, officers and employees will be indemnified to the fullest extent permitted by Delaware law.

The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company. The Company has also entered into indemnification agreements with each of its directors providing such directors with indemnification to the fullest extent permitted by the General Corporation Law of Delaware.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  EXHIBITS.

4.1  Restated Certificate of Incorporation (incorporated by reference to Exhibit
     3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1985 (File No. 0-785)).

4.2 Amendment to Restated Certificate of Incorporation, effective May 29, 1986 (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 4, 1986 (File No. 0-785)).

4.3 Amendment to Restated Certificate of Incorporation, effective May 15, 1987 (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-3 (File No. 33-14871)).

4.4 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1983 (File No. 0-785)).

4.5 Amendment to Bylaws, effective November 12, 1985 (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1985 (File No. 0-785)).

4.6  Amendment to Bylaws, effective May 13, 1986 (incorporated by reference to
     Exhibit 19.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 4, 1986 (File No. 0-785)).

4.7  Amendment to Bylaws, effective May 12, 1987 (incorporated by reference to
     Exhibit 4.9 to the Company's Registration Statement on Form S-3 (File No. 33-14871)).

4.8 Specimen Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1989 File No. 0-785)).

5.1  Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith).

10.1 Nash-Finch Company 1994 Stock Incentive Plan (filed herewith).

23.1 Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2 Consent of KPMG Peat Marwick, Independent Certified Public Accountants (filed herewith).

24.1 Power of Attorney (included on page 6 of this Registration Statement).


Item 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the

     Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 30, 1994.

                                        NASH-FINCH COMPANY


                                        By:/s/Norman R. Soland
                                           -------------------------------------
                                               Norman R. Soland
                                               Vice President, Secretary
                                                and General Counsel


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold B. Finch, Jr. and Norman R. Soland and each or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 30, 1994 in the capacities indicated.

SIGNATURE                         TITLE


/s/Harold B. Finch, Jr.           Chairman of the Board, Chief Executive Officer
- ---------------------------       (Principal Executive Officer) and Director
Harold B. Finch, Jr.

/s/Alfred N. Flaten, Jr.          President, Chief Operating Officer and
- ---------------------------       Director
Alfred N. Flaten, Jr.

/s/Robert F. Nash                 Vice President, Treasurer (Principal Financial
- ---------------------------       Officer) and Director
Robert F. Nash

/s/Lawrence A. Wojtasiak          Controller (Principal Accounting Officer)
- ---------------------------
Lawrence A. Wojtasiak

/s/Carole F. Bitter               Director
- ---------------------------
Carole F. Bitter

/s/Richard A. Fisher              Director
- ---------------------------
Richard A. Fisher

/s/Allister P. Graham             Director
- ---------------------------
Allister P. Graham

/s/John H. Grunewald              Director
- ---------------------------
John H. Grunewald

/s/Richard G. Lareau              Director
- ---------------------------
Richard G. Lareau

/s/Russell N. Mammel              Director
- ---------------------------
Russell N. Mammel

/s/Donald R. Miller               Director
- ---------------------------
Donald R. Miller

/s/Jerome O. Rodysill             Director
- ---------------------------
Jerome O. Rodysill

/s/Arthur C. Wangaard, Jr.        Director
- ---------------------------
Arthur C. Wangaard, Jr.

                        [KPMG Peat Marwick - Letterhead]





                          Independent Auditors' Consent




The Board of Directors
Nash Finch Company:


We consent to the use of our reports incorporated herein by reference.




                              KPMG Peat Marwick



Minneapolis, Minnesota
July 8, 1994

                                INDEX TO EXHIBITS

EXHIBIT

4.1       Restated Articles of Incorporation of
          the Company (incorporated by reference
          to Exhibit 3.1 to the Company's Annual
          Report on Form 10-K for the fiscal year
          ended December 28, 1985 (File No. 0-785)).

4.2       Amendment to Restated Certificate of
          Incorporation, effective May 29, 1986
          (incorporated by reference to Exhibit 19.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 4, 1986 (File No. 0-785)).

4.3       Amendment to Restated Certificate of
          Incorporation, effective May 15, 1987
          (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-3 (File No. 33-14871)).

4.4       Bylaws of the Company (incorporated by
          reference to Exhibit 3.3 to the Company's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1983 (File No. 0-785)).

4.5       Amendment to Bylaws, effective November 12,
          1985 (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1985 (File
          No. 0-785)).

4.6       Amendment to Bylaws, effective May 13, 1986
          (incorporated by reference to Exhibit 19.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 4, 1986 (File No. 0-785)).

4.7       Amendment to Bylaws, effective May 12, 1987
          (incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form S-3
          (File No. 33-14871)).

4.8       Specimen Form of the Company's Common Stock
          Certificate (incorporated by reference to
          Exhibit 4.1 to the Company's Annual Report on Form 10-K for the fiscal year ended
          December 30, 1989 (File No. 0-785)).

5.1       Opinion and Consent of Oppenheimer
          Wolff & Donnelly . . . . . . . . . . . .    Filed herewith, page ____.

10.1      Nash-Finch Company 1994 Stock
          Incentive Plan . . . . . . . . . . . . .    Filed herewith, page ____.

23.1      Consent of Oppenheimer Wolff & Donnelly
          (included in Exhibit 5.1).

23.2      Consent of KPMG Peat Marwick, Independent
          Certified Public Accountants . . . . . .    Filed herewith, page ____.

24.1 Power of Attorney (included on page 6 of this Registration Statement).